UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: December 29, 2004

(Date of earliest event reported)

GSI COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA 19406

(Address of principal executive offices and zip code)

(610) 265-3229

(Registrant’s telephone number, including area code)

1075 First Avenue, King of Prussia, PA 19406

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 29, 2004, the Registrant rehired Mr. Steven C. Davis to the position of Senior Vice President, Partner Growth Services, a newly-created group that was formed as part of an overall reorganization of the Registrant’s business management structure and that will provide support services to the Registrant’s principal businesses. In this non-executive officer position, Mr. Davis will report to the Registrant’s Co-President and Chief Operating Officer. From January 10, 2000 through February 2, 2004, Mr. Davis had been employed by the Registrant in the executive officer position of Senior Vice President of Marketing reporting to the Registrant’s Chairman and Chief Executive Officer. On February 2, 2004, the Registrant accepted Mr. Davis’s resignation, and since that date, Mr. Davis has been acting as a consultant to the Registrant while the Registrant looked for his replacement. The Registrant continues to search for a replacement for the business management functions for which Mr. Davis will no longer be responsible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

By:	/s/ Michael G. Rubin
Michael G. Rubin Chairman, Co-President and Chief Executive Officer

Dated: December 29, 2004